Sony Group Corporation S-8

Exhibit 5.1

July 16, 2021

Sony Group Corporation

7-1, Konan 1-chome

Minato-ku, Tokyo 108-0075

Japan

Ladies and Gentlemen:

We have acted as Japanese counsel to Sony Group Corporation, a corporation organized under the laws of Japan (“Sony”) in connection with the Registration Statement as defined below. Sony has requested our opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) which is (i) to be filed by it with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Act”); and which (ii) relates to an aggregate of 298,700 shares of its common stock (the “Shares”) which are subject to vesting restrictions to be disposed pursuant to the Tenth Series of Restricted Stock Plan of Sony to Corporate Executive Officers, Non-Executive Directors and Executives of Sony and Executives of subsidiaries of Sony in connection with its Stock Incentive Plan.

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements, or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

Based on the foregoing, we are of the opinion that the Shares to be disposed pursuant to the Tenth Series of Restricted Stock Plan of Sony have been duly and validly authorized for disposal and, when disposed pursuant to the Tenth Series of Restricted Stock Plan of Sony, will be validly disposed, fully paid and non-assessable.

We are members of the bar of Japan and our opinion is limited solely to the laws of Japan effective as of the date hereof.

We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules promulgated thereunder.

Very truly yours, /s/ Nagashima Ohno & Tsunematsu

(MI)